Exhibit 10.28.2

Atkore International Group Inc.

Form of Employee Restricted Stock Agreement

This Employee Restricted Stock Agreement (this “Agreement”), dated as of the date appearing on the signature page hereof (the “Grant Date”), between Atkore International Group Inc., a Delaware corporation (the “Company”), and the employee whose name appears on the signature page hereof and who is employed by the Company or one of its Subsidiaries (the “Employee”), is being entered into pursuant to the Atkore International Group Inc. 2016 Omnibus Incentive Plan (the “Plan”). The meaning of capitalized terms used in this Agreement may be found in Section 5 of this Agreement.

The Company and the Employee hereby agree as follows:

Section 1. Grant of Restricted Stock. Subject to the terms of this Agreement, the Company hereby evidences and confirms, effective as of the Grant Date, its grant to the Employee of the number of Shares of Restricted Stock specified on the signature page hereof. This Agreement is entered into pursuant to, and the terms of the Restricted Stock are subject to, the terms of the Plan. If there is any inconsistency between an express provision of this Agreement and an express provision of the Plan, the provision of the Plan shall govern. If the Employee intends to make the election provided in Section 83(b) of the Code with respect to such Shares, the Employee shall notify the Company at least five (5) business days in advance of the making thereof.

Section 2. Vesting of Restricted Stock.

(a) Vesting Based on Continued Employment. [To be completed in connection with specific grants]. Upon the vesting of any portion of the Restricted Stock, such portion shall cease to be “Restricted Stock” pursuant to this Agreement.

(b) Discretionary Acceleration. The Administrator, in its sole discretion, may accelerate the vesting of all or a portion of the Restricted Stock at any time and from time to time.

(c) Effect of a Change in Control. In the event of a Change in Control, all or a portion of the Shares of Restricted Stock shall be converted into Alternative Awards meeting the requirements of the Plan; provided, that, if so determined by the Administrator prior to the Change in Control, all of or a portion of the Shares of Restricted Stock shall be cancelled as set forth in Article XIV of the Plan for the payment described therein.

Section 3. Effect of a Termination of Employment. If the Employee’s employment with the Company terminates for any reason prior to the vesting thereof, any Shares of Restricted Stock that have not vested before the effective date of such termination of employment or that do not become vested on such date shall be immediately forfeited and cancelled upon such termination of employment.

Section 4. Treatment of Dividends. If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit to the Employee’s account an amount equal to the product of (x) the number of the Employee’s Restricted Stock as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Company Common Stock. If the Company makes any dividend or other distribution on the Company Common Stock in the form of Company Common Stock or other securities, the Company will credit the Employee’s account with that number of additional Shares or other securities that would have been distributed with respect to that number of Shares underlying the Employee’s Restricted Stock as of the record date thereof, or, in its discretion, the Administrator may elect to credit the value (as determined by the Administrator) of such additional Shares or other securities to the Employee’s account in cash. Any such additional Shares, other securities or cash shall be subject to the same restrictions as apply to the Restricted Stock and shall be paid to the Employee if and when the related Restricted Stock vests (and shall be forfeited if the related Restricted Stock is forfeited).

Section 5. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Restricted Stock Agreement, as amended from time to time in accordance with the terms hereof.

“Company” has the meaning set forth in the introduction to this Agreement, provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and its Subsidiaries.

“Employee” means the grantee of the Restricted Stock, whose name is set forth on the signature page of this Agreement; provided that, as necessary to give full effect to the Plan and this Agreement, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s Eligible Representative.

“Grant Date” has the meaning set forth in the introduction to this Agreement.

“Plan” has the meaning set forth in the introduction to this Agreement.

“Restricted Stock” means the shares of Company Common Stock evidenced by (and subject to the terms and conditions of) this Agreement.

Section 6. Miscellaneous.

(a) Withholding. The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the Restricted Stock. Notwithstanding the preceding sentence, unless previously satisfied on or prior to the vesting date, the Company shall retain a number of Shares subject to the Restricted Stock then vesting that have an aggregate Fair Market Value as of the vesting date equal to the amount of such taxes required to be withheld (and the Employee shall thereupon be deemed to have satisfied his or her obligations under this Section 6(a)); provided that the number of Shares retained shall be effected at a rate determined by the Company that is permitted under applicable

IRS withholding rules and that does not to cause adverse accounting consequences (it being understood that the value of any fractional share of Company Common Stock shall be paid in cash). The number of Shares registered in the name of the Employee shall thereupon be reduced by the number of Shares so retained. The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of its Subsidiaries or to the extent that a facility is available to the Employee by which the Employee may sell Shares in the public market to satisfy such obligations.

(b) Incorporation of Forfeiture Provisions. The Employee acknowledges and agrees that, pursuant to the Plan, he or she shall be subject to any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Agreement or as may be imposed by the Administrator (including as required by applicable law) after the date of this Agreement, including with respect to post-employment Competitive Activity. The Employee hereby appoints the Company as the Employee’s attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effect a transfer of the record ownership of any such Shares to which such disgorgement or forfeiture provisions may apply.

(c) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(d) Non-Transferability of Restricted Stock. Prior to the vesting date thereof, the Shares of Restricted Stock are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(e) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be provided as set forth in Section 15.13 of the Plan.

(f) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, assigns, beneficiaries, legal representatives or estate any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and

(C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(h) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(i) Applicable Law and Forum. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Agreement shall be brought in the federal or state courts located in the State of Illinois, which shall be the exclusive forum for resolving such disputes. Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(j) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6(k).

(k) Lock-Up Periods. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 90 days after the effective date of such registration statement (or such other period, not to exceed 180 days, as may be generally applicable to or agreed by the Company with respect to its transactions in its own Shares). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Associate shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission.

(l) Trading Policies. The Employee acknowledges and agrees that he or she shall be subject to, and shall comply with, any of the Company’s trading policies, as in effect from time to time.

(m) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(n) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the Grant Date.

ATKORE INTERNATIONAL GROUP INC.

By:
Name:
Title:

EMPLOYEE

Name:

Total Number of Shares of Restricted Stock Granted:	[insert number]

Grant Date:	[insert date]